Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Denny's Corporation's Registration Statement Nos. 333-53031, 333-58169, 333-58167, 333-95981 (such
Registration Statement also constitutes a post-effective amendment to Registration Statement No. 333-53031) and 333-103220, on Form S-8 of our reports dated June 7, 2002, appearing in the Annual Report on Form 10-K/A of the Denny's Salaried 401(k) Plan (formerly Advantica Salaried 401(k) Plan) and the Denny's Hourly/HCE 401(k) Plan (formerly Advantica Hourly/HCE 401(k) Plan) as of December 31, 2001.




DELOITTE & TOUCHE LLP
Greenville, South Carolina
June 27, 2003